Exhibit 99.8

VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Monday, November 13, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
STARWOOD WAYPOINT HOMES 8665 EAST HARTFORD DRIVE SCOTTSDALE, AZ 85255
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern time on Monday, November 13, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Trustees unanimously recommends that you vote FOR the REIT Merger Proposal, FOR the Compensation Proposal and FOR the Adjournment Proposal
		For	Against	Abstain
1	A proposal to approve the merger of Starwood Waypoint Homes (“SFR”) with and into IH Merger Sub, LLC (“Merger Sub”) with Merger Sub continuing as the surviving entity pursuant to that certain Agreement and Plan of Merger, dated as of August 9, 2017 (the “Merger Agreement”), by and among SFR, Starwood Waypoint Homes Partnership, L.P., Invitation Homes Inc., Invitation Homes Operating Partnership LP and Merger Sub, as it may be amended from time to time (the “REIT Merger Proposal”);	☐	☐	☐

2	A non-binding advisory proposal to approve compensation arrangements for certain SFR executive officers in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and	☐	☐	☐

3	A proposal to approve the adjournment of the SFR special meeting, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the REIT Merger Proposal (the “Adjournment Proposal”).	☐	☐	☐

NOTE: The proxies will vote in their discretion on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name (s) appear (s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000345855_1     R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Joint Proxy Statement / Information Statement and Prospectus is available at www.proxyvote.com

STARWOOD WAYPOINT HOMES

Proxy for the Special Meeting of Shareholders

To be held

Tuesday, November 14, 2017 8:00 a.m. Central time

THIS PROXY IS SOLICTED BY THE BOARD OF TRUSTEES

The undersigned hereby appoint(s) Frederick C. Tuomi and Ryan A. Berry, or either of them, as proxies for the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of STARWOOD WAYPOINT HOMES that the undersigned is/are entitled to vote at the Special Meeting of
Shareholders to be held at 2021 McKinney Avenue, Suite 2000, Dallas, TX 75201 at 8:00 a.m. Central time on Tuesday, November 14,
2017, and any adjournment or postponement thereof. The undersigned hereby acknowledge(s) receipt of the notice of special meeting of the shareholders to be held on Tuesday, November 14, 2017 and of the accompanying Joint Proxy Statement/ Information Statement and
Prospectus related to Starwood Waypoint Homes’ proposed merger with a subsidiary of Invitation Homes Inc., the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE
UNDERSIGNED. IF THIS PROXY IS EXECUTED BUT NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED
IN ACCORDANCE WITH THE BOARD OF TRUSTEES’ RECOMMENDATIONS AS INDICATED IN THE JOINT PROXY
STATEMENT/ INFORMATION STATEMENT AND PROSPECTUS RELATED TO STARWOOD WAYPOINT HOMES’
PROPOSED MERGER WITH A SUBSIDIARY OF INVITATION HOMES INC. STARWOOD WAYPOINT HOMES WILL
TRANSACT NO OTHER BUSINESS AT THE STARWOOD WAYPOINT HOMES SPECIAL MEETING OR ANY
ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side

0000345855_2    R1.0.1.17